As filed with the Securities and Exchange Commission on April 29, 2003

Registration No. 333-104778

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABN AMRO HOLDING N.V.
ABN AMRO BANK N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands	N/A
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands
(31-20) 628-9898
(Address and telephone number of Registrant's principal executive offices)

LaSalle Funding LLC	Delaware	36-4484881
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 South LaSalle Street
Chicago, Illinois 60603
(312) 904-2010
(Address and telephone number of Registrant's principal executive offices)

ABN AMRO Capital Funding Trust V
ABN AMRO Capital Funding Trust VI
ABN AMRO Capital Funding Trust VII
ABN AMRO Capital Funding Trust VIII
ABN AMRO Capital Funding Trust IX
ABN AMRO Capital Funding LLC V
ABN AMRO Capital Funding LLC VI
ABN AMRO Capital Funding LLC VII
ABN AMRO Capital Funding LLC VIII
ABN AMRO Capital Funding LLC IX	Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware	Applied for Applied for Applied for Applied for Applied for Applied for Applied for Applied for Applied for Applied for
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
(Address and telephone number of Registrant's principal executive offices)

Willie J. Miller, Jr., Esq.
LaSalle Bank Corporation
Chief Legal Officer and Executive Vice President
135 South LaSalle Street
Chicago, Illinois 60603
(312) 904-2018
(Name, address and telephone number of agent for service)

Copies to:

Richard A. Drucker Randall D. Guynn Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Edward S. Best Mayer, Brown, Rowe & Maw 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600

Explanatory Note
The Registration Statement on Form F-3 (File No. 333-104778) filed on April 25, 2003, of ABN AMRO Holding N.V., ABN AMRO Bank N.V., LaSalle Funding LLC, ABN AMRO Capital Funding Trust V, ABN AMRO Capital Funding Trust VI, ABN AMRO Capital Funding Trust VII, ABN AMRO Capital Funding Trust VIII, ABN AMRO Capital Funding Trust IX, ABN AMRO Capital Funding LLC V, ABN AMRO Capital Funding LLC VI, ABN AMRO Capital Funding LLC VII, ABN AMRO Capital Funding LLC VIII, and ABN AMRO Capital Funding LLC IX is hereby amended to replace the previously filed Consent of Independent Auditors with the attached Consent of Independent Auditors, dated April 11, 2003, as the new Exhibit 23.1.

Item 9. Exhibits.

23.1 Consent of Ernst & Young, dated April 11, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, each of ABN AMRO Holding N.V., ABN AMRO Bank N.V., LaSalle Funding LLC, ABN AMRO Capital Funding Trust V, ABN AMRO Capital Funding Trust VI, ABN AMRO Capital Funding Trust VII, ABN AMRO Capital Funding Trust VIII, ABN AMRO Capital Funding Trust IX, ABN AMRO Capital Funding LLC V, ABN AMRO Capital Funding LLC VI, ABN AMRO Capital Funding LLC VII, ABN AMRO Capital Funding LLC VIII, and ABN AMRO Capital Funding LLC IX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, pursuant to Rule 478(a) of the Securities Act of 1933, as of the 29th day of April, 2003.

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LASALLE FUNDING LLC
ABN AMRO CAPITAL FUNDING TRUST V
ABN AMRO CAPITAL FUNDING TRUST VI
ABN AMRO CAPITAL FUNDING TRUST VII
ABN AMRO CAPITAL FUNDING TRUST VIII
ABN AMRO CAPITAL FUNDING TRUST IX
ABN AMRO CAPITAL FUNDING LLC V
ABN AMRO CAPITAL FUNDING LLC VI
ABN AMRO CAPITAL FUNDING LLC VII
ABN AMRO CAPITAL FUNDING LLC VIII
ABN AMRO CAPITAL FUNDING LLC IX

By:	/s/ Willie J. Miller, Jr.
Name: Willie J. Miller, Jr Title: Agent for Service